UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2006 (February 3, 2006)
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-01532	35-0918179
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 2.06 Material Impairments.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On February 3, 2006, the Board of Directors of Marsh Supermarkets, Inc. (the “Company”) approved additional steps in the Company’s restructuring process designed to improve the Company’s financial position and create opportunities for its future. As part of this process, the Company will close eight stores and a restaurant by the end of this month, including the Marsh Supermarket in Fort Wayne, the Savin$ Store in Muncie, six Village Pantry convenience stores (four in Indianapolis and two in Anderson) and the Trios Di Tuscanos restaurant in Noblesville.
     Upon closing of the stores, the Company expects to record an additional charge in the fourth quarter of 2006 of approximately $6.0 million to $10.0 million ($3.9 million to $6.5 million after tax) for future cash expenditures. The total pre-tax charges and expenditures include (i) an estimated $4.0 million to $7.0 million related to real estate lease commitments, net of estimated subleases; (ii) an estimated $1.5 million to $2.5 million related to equipment lease commitments; (iii) an estimated $0.3 million related to employee severance; and (iv) an estimated $0.2 million related to other charges and expenditures. The amounts of these costs and charges are preliminary and remain subject to change pending, among other factors, the outcome of negotiations with landlords and other third parties.
     In addition to the store closings, on February 3, 2006, the Board of Directors of the Company approved other cost savings initiatives, including a reduction in staff involving approximately 25 employees, including four officers, as well as travel and overhead at the Company’s Indianapolis headquarters. The Company expects to incur a fourth quarter 2006 charge for future cash expenditures of $5.8 to $6.8 million related to the reduction of jobs at the Company’s headquarters.
Item 2.06 Material Impairments.
     In connection with the preparation of the Company’s financial statements for the third quarter of fiscal year 2006, the Company has determined that in accordance with generally accepted accounting principles and in order to bring the book value of certain store locations in line with their estimated fair market value, the Company will record a non-cash impairment charge in the third quarter of fiscal year 2006 of approximately $12.8 million before tax ($8.4 million after tax).
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 7, 2006, the Board of Directors of the Company elected William L. Marsh interim President and Chief Operating Officer of the Company. Mr. William Marsh replaced David A. Marsh, whom the Board of Directors removed from the office of President and Chief Operating Officer of the Company on February 7, 2006.
     Mr. William Marsh, age 61, has held the position of Senior Vice President — Property Management of the Company since August of 1997. In May of 1991, he was elected to serve as a director of the Company. He has been employed by the Company in various supervisory and executive capacities since 1974. There was no change to Mr. William Marsh’s compensation or benefits in connection with his election as interim President and Chief Operating Officer.

     Mr. William Marsh is the brother of Don E. Marsh, Chairman and Chief Executive Officer of the Company, and is the uncle of David A. Marsh.
     As previously reported in the Company’s proxy statement for its 2005 annual meeting of shareholders, during fiscal years 2003, 2004 and 2005, the Company employed William L. Marsh, Jr., Mr. William Marsh’s son, as Market Analyst at a base salary and cash bonus of $78,000 and $12,042, $78,420 and $1,000, and $82,558 and $0, respectively, and Rachele Armstrong, Mr. William Marsh’s spouse, as Vice President-Microprocessing at a base salary and cash bonus of $72,000 and $18,000, $83,126 and $2,000, and $91,731 and $0, respectively. The Company also provided these individuals with customary benefits.
     As previously reported in the Company’s proxy statement for its 2005 annual meeting of shareholders, during the Company’s fiscal year 2005, the Company entered into an agreement with C. Alan Marsh (“Alan Marsh”), brother of William L. Marsh, to settle a lawsuit filed by Alan Marsh against the Company alleging breach of contract and civil conversion and the counterclaim and crossclaim filed by the Company against Alan Marsh and Watson-Wyatt & Company, respectively (the “Settlement Agreement”). Under the terms of the Settlement Agreement, which became effective April 13, 2005, the parties agreed to release each other from all claims arising out of or relating to the allegations of the lawsuit, and the Company agreed to pay Alan Marsh the greater of $985,785 or the cash surrender value of the two split-dollar life insurance policies identified in the lawsuit, to reimburse Alan Marsh for $553,733 of federal income taxes he would incur as a result of the Company’s payment to him and to reimburse Alan Marsh for the actual amount of his attorney’s fees up to $50,000. The Settlement Agreement further provides that the Company does not have to repay a loan it had taken against the split-dollar policies in the amount of $143,209 as of March 31, 2004, plus interest since that date, and Alan Marsh does not have to repay the Company for $533,652 in premiums it had paid on the two policies of split-dollar insurance. The Audit Committee, which is comprised of three independent directors, approved the terms of the Settlement Agreement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     This Current Report on Form 8-K includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statement due to known and unknown risks and uncertainties, many of which are beyond the Company’s control. The forward-looking statements and the Company’s future results, liquidity and capital resources are subject to risks and uncertainties including but not limited to, the following: uncertainties regarding the effect or outcome of the Company’s decision to explore strategic alternatives; the entry of new or remodeled competitive stores into the Company’s market areas; the level of discounting and promotional spending by competitors; the Company’s ability to improve comparable store sales; the level of margins achievable in the Company’s operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; the Company’s ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company’s new and remodeled stores; uncertainties regarding the cost savings of store closings and other restructuring efforts; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company’s ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 8, 2006

MARSH SUPERMARKETS, INC.
By:	/s/ DOUGLAS W. DOUGHERTY
	Name:	Douglas W. Dougherty
	Title:	Executive Vice President -- Finance and Administration